BARK Confirms CEO’s Decision to Withdraw from Great Dane

CEO Matt Meeker to Transition Focus Exclusively to Operational Leadership Amid Special Committee’s Review Process

NEW YORK, March 3, 2026 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced that after discussion with the Special Committee of the Company’s Board of Directors, Matt Meeker, the Company’s Chief Executive Officer and Executive Chair of the Board, has voluntarily withdrawn as a member and equity holder in Great Dane Ventures, LLC, an entity formed by certain of the Company’s stockholders to submit a preliminary non-binding proposal to acquire the Company.

As previously disclosed, the Special Committee is focused on maximizing value for all BARK stockholders, and will review any proposal to acquire the Company as well as evaluating the Company’s standalone value with the assistance of its independent financial and legal advisors. The Company supports Mr. Meeker’s decision.

Mr. Meeker will continue to serve as Chief Executive Officer and remains fully committed to executing BARK’s strategy and delivering value for shareholders.

There can be no assurance that any definitive offer will be made, that any definitive agreement will be executed relating to the proposals or that any proposed transaction or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to the proposals received or any other transaction or proposal, except as required under applicable law.

About BARK BARK is the world’s most dog-centric company, devoted to making all dogs happy with the best products, food, services, and content. BARK’s dog-obsessed team leverages its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, dog-first experiences that foster the health and happiness of dogs everywhere, and more. Founded in 2011, BARK loyally serves millions of dogs nationwide with BarkBox and Super Chewer, its themed toys and treats subscriptions; custom product collections through its retail partner network, including Target, Chewy, and Amazon; BARK in the Belly, a premium dog food and consumables line that donates 100% of food profits to fight canine hunger; and BARK Air, the first air travel experience designed specifically for dogs first. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward-Looking Statements
This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Actual results and outcomes could differ materially from any results or outcomes made or implied in such forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to, risks and information included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 5, 2026, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements except as required by law.

Contacts:
Investors:Michael Mougias
investors@barkbox.com

Media:Garland Harwood
press@barkbox.com

Jim Golden / Ed Hammond / Quinn Conway
Collected Strategies
BARK-CS@collectedstrategies.com